Exhibit 10.19

Land Compensation Agreement

Party A:	Pingdingshan Weidong District East Worker Town Lvzhuang Village Committee

Party B:	Pingdingshan Xulong Renewable Resources Co., Ltd.

In accordance with the Land Law and related regulations of Henan Province, based on the principle of rightful use of land, Party A and Party B entered into the following agreement through fair negotiation in relation to the requisition of a 56.11 mu (approximately 9.2 acres) land in Party A’s jurisdiction for the construction of Pingdingshan Xulong Renewable Resources Park.

I.	The land to be requisitioned is located at Pingdingshan Weidong District East Worker Town Lvzhuang Village, south of the Twelve Mine drainage channel, north of Twelve Mine Road, west of a vacant lot in Lvzhuang Village, east of East Twelve Mine Road.

II.	The land to be requisitioned is about 56.11 mu (approximately 9.2 acres) in area. The specific area of the land shall be determined by further measurement by the parties or land authorities.

III.	The land will be requisitioned at the rate of RMB 260,000/mu, or RMB 14,588,600 in total, which amount covers the compensation for land acquisition, relocation fee, crop compensation, fixtures and all other fees and payments.

IV.	Party A shall properly distribute the compensation for land acquisition, relocation fee and crop compensation to affected residents. Party B shall pay no additional fees under any circumstances.

V.	Upon signing this agreement, Party B shall pay the requisition payment in one lump-sum payment once the land use right transfer is complete.

VI.	Party A shall make all reasonable efforts in completing Party B’s land use right documentations and procedures.

VII.	Upon signing this agreement, Party B shall advance RMB 1,600,000 in requisition payment to Party A. Party B may start using the land before the land use right documentation is complete.

IX.	Party B shall use the land for construction and business operation. Party A shall help Party B coordinate with local residents and resolve disputes.

X.	Party B shall give priority to Party A’s residents when hiring employees, given the candidates are equally qualified.

XI.	This agreement is executed in four duplicates. Each party shall hold two duplicates.

Party A: Pingdingshan Weidong District East Worker Town Lvzhuang Village Committee	Party B: Pingdingshan Xulong Renewable Resources Co., Ltd.
(Signature and Stamp)	(Signature and Stamp)

June 6, 2012